SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported)    May 8, 1998
                                                        ---------------

                       Public Storage Properties XX, Inc.
                      ----------------------------------
            (Exact name of registrant as specified in its charter)

      California                    1-10850             95-4300893
      ----------                    -------             ----------
   (State or other juris-         (Commission         (IRS Employer
   diction of incorporation)      File Number)      Identification No.)

      701 Western Avenue, Glendale, California          91201-2397
      -------------------------------------------       ----------
        (Address of principal executive office)         (Zip Code)

      Registrant's telephone number, including area code  (818) 244-8080
                                                          --------------

                                       N/A
                                      -----
        (Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.
        -------------------------------------

        On May 8, 1998, Registrant was merged into Public Storage, Inc. ("PSI") pursuant to an Agreement and Plan of Reorganization dated as of February 13, 1998. In the merger, (a) the Registrant's outstanding Common Stock Series A (860,734 shares) was converted as follows: 11,700 shares of the Registrant's Common Stock Series A owned by PSI were cancelled, and the balance of the Registrant's Common Stock Series A (849,034 shares) was converted into an aggregate of approximately (i) 419,000 shares of PSI common stock (at the rate of 0.687 shares of PSI common stock for each share of the Registrant's Common Stock Series A) and (ii) $5,122,775 in cash (at the rate of $21.40 per share of the Registrant's Common Stock Series A); and (b) the Registrant's outstanding Common Stock Series B (90,859 shares) and Common Stock Series C (257,432 shares) was converted as follows: 72,687.2 shares of the Registrant's Common Stock Series B and 205,945.6 shares of the Registrant's Common Stock Series C owned by PSI were cancelled, and the balance of the Registrant's Common Stock Series B (18,171.8 shares) and Common Stock Series C (51,486.4 shares) was converted into an aggregate of 24,590 shares of PSI common stock (at the rate of 0.353 shares of PSI common stock for each share of the Registrant's Common Stock Series B and Common Stock Series C). The amounts set forth above exclude, in each case, a liquidating cash distribution of $1.26 per share of the Registrant's Common Stock Series A and Common Stock Series B.
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Item 7. Financial Statements and Exhibits.
        ----------------------------------

        (a) Financial Statements.

            None.

        (b) Exhibits.

            (1) Agreement and Plan of Reorganization between PSI and Registrant dated as of February 13, 1998. Filed with PSI's registration statement on Form S-4 (File No. 333-49247) and incorporated herein by reference.


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


                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PUBLIC STORAGE PROPERTIES XX, INC.


                                    By:  /S/ OBREN B. GERICH
                                         -------------------
                                         Obren B. Gerich
                                         Vice President

   Date:  May 12, 1998

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